Exhibit 15


August 11, 2000
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We are aware that our report dated August 8, 2000 on our review of interim financial information of InterCounty Bancshares, Inc. and subsidiaries (the "Company") as of and for the three-month and six-month periods ended June 30, 2000 and 1999 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Registration Statement of the Company on Form S-8, filed on March 23, 1995.

Very truly yours,



/s/ J.D. Cloud & Co. L.L.P.
Cincinnati, Ohio